EXHIBIT 5.1

[Letterhead of Navigant Consulting, Inc.]

May 16, 2017

Navigant Consulting, Inc.

150 North Riverside Plaza, Suite 2100

Chicago, IL 60606

Re:	Registration Statement on Form S-8 of Navigant Consulting, Inc. (the “Registration Statement”) registering 5,074,876 shares of Common Stock, $0.001 par value

Ladies and Gentlemen:

I have acted as General Counsel for Navigant Consulting, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 of the offer and sale of an aggregate of 5,074,876 shares of Common Stock, $0.001 par value of the Company (the “Common Stock”), being referred to as the “Registered Shares”, which may be issued under the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan (the “LTIP”) and purchased under the Navigant Consulting, Inc. Employee Stock Purchase Plan (the “ESPP” and, together with the LTIP, the “Plans”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement to be filed with the Securities and Exchange Commission (the “Commission”) under the Act; (ii) the Restated Certificate of Incorporation of the Company, as amended, as currently in effect; (iii) the By-Laws of the Company, as amended and restated, as currently in effect; (iv) the Plans; (v) the resolutions of the Board of Directors of the Company relating to, among other things, the filing of the Registration Statement; and (vi) the proposals relating to the Plans adopted by the shareholders of the Company at the Company’s 2017 Annual Meeting of Shareholders. I have also examined such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authority of all documents submitted to me as certified or photostatic copies, and the authenticity of all documents submitted to me as originals. As to any facts material to this opinion which I did not independently verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based on the forgoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that each Registered Share that is newly issued pursuant to the Plans will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Act; (ii) the Company’s Board of

Directors or a duly authorized committee thereof shall have duly authorized the issuance of such Registered Share as contemplated by the Plans; and (iii) either a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plans or if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against receipt of the agreed consideration therefor to the extent required by, and in accordance with the terms of, the Plans.

This opinion is limited to the General Corporation Law of the State of Delaware. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, other federal laws of the United States of America or any state securities or blue sky laws. The opinions expressed herein are based on laws in effect on the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinions contained herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not concede that I am an expert within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

Very truly yours, /s/ Monica M. Weed
Monica M. Weed
Executive Vice President, General Counsel and Secretary